EXHIBIT 99.1


           AMERICAN MEDICAL ALERT CORP. ANNOUNCES THAT REPORT OF CIBC
                      INITIATION OF COVERAGE WAS ERRONEOUS

OCEANSIDE, NY -Dec. 5, 2001--American Medical Alert Corp. (Nasdaq:AMAC) today announced that it had discovered that a report which was posted by Yahoo Financial News on November 30, 2001, and which stated that CIBC World Markets had initiated coverage on AMAC, was erroneous. AMAC determined after the report was posted, that CIBC had not in fact initiated coverage of AMAC. AMAC, which was not the source of the original report, alerted Yahoo of the error, and Yahoo has removed the report from its Financial News page.




Contact:
American Medical Alert Corp.
Randi Baldwin, Director of Marketing
Tel: 516.536.5850
Email: randi.baldwin@amacalert.com
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Web Site: www.amacalert.com
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